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                                                                   EXHIBIT 10.47

                               PURCHASE AGREEMENT
                               ------------------


     THIS PURCHASE AGREEMENT is made as of the 2nd day of July, 1996, by and between CSNO, Inc., a Louisiana corporation ("CSNO"), LRGP Holdings, Inc., a Louisiana corporation ("Purchaser") and Louisiana River Site Development, Inc., a Louisiana corporation ("Seller").

     A. Louisiana Riverboat Gaming Partnership (the "Partnership") is a Louisiana general partnership existing under the Revised Uniform General Partnership Act of the State of Louisiana pursuant to the Partnership Agreement dated January 4, 1993, the First Amendment to Partnership Agreement dated August 31, 1993, the Second Amendment to Partnership Agreement dated April 20, 1995 and the Third Amendment to Partnership Agreement dated December 29, 1995 (as so amended, the "Partnership Agreement"). All capitalized terms used herein, if not otherwise defined, shall have the meanings set forth in the Partnership Agreement.

     B. The Partnership is the owner and operator of a gaming facility located in Bossier City, Louisiana (the "Bossier Casino Facility"). In addition, the Partnership owns 50% of the outstanding common stock of St. Charles Gaming Company, Inc. ("SCGC").

     C. SCGC is the owner and operator of a gaming facility located in Calcasieu Parish, Louisiana (the "Isle-Calcasieu").

     D. CSNO is a General Partner of the Partnership owning a 50% interest in the Partnership, and Seller is a General Partner of the Partnership owning a 50% interest in the Partnership ("Seller's Partnership Interest").

     E. LRG Hotels, L.L.C. (the "LLC") is a Louisiana limited liability company formed on June 23, 1993 under the Louisiana Limited Liability Company Act. The LLC is the owner and operator of a hotel facility located in Bossier City, Louisiana (the "Hotel Facility," and together with the Bossier Casino Facility, the "Isle-Bossier City").

     F. CSNO and Seller are the two members of the LLC. CSNO owns a 50% interest in the LLC, and Seller owns a 50% interest in the LLC ("Seller's LLC Interest," and together with Seller's Partnership Interest, "Seller's Interests").
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     G. Seller wishes to sell and assign, and CSNO, through Purchaser, a wholly owned subsidiary of Casino America, Inc., wishes to purchase and accept assignment of, Seller's Interests, on the terms and subject to the conditions more specifically set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Assignment. On the Closing Date (as defined below), Seller shall sell, assign, convey, transfer and set over to Purchaser, or to a party designated in writing by Purchaser in advance, all right, title and interest in and to Seller's Interests, to have and to hold such Seller's Interests to Purchaser, its successors and assigns forever, in accordance with the Partnership Agreement and the Operating Agreement of the LLC.

     2. Purchase Price.

     (a) As full cash consideration for Seller's Interests, Purchaser shall pay to Seller on the Closing Date, by federal funds wire transfer to an account designated in advance by Seller, an aggregate amount of Eighty-Five Million Dollars ($85,000,000).

     (b) In addition to the cash payment to be made at Closing, CSNO and Purchaser hereby agree (i) to cause to be executed and delivered to Seller at Closing an Amended and Restated Docking Agreement with respect to the Grand Palais Riverboat substantially in the form of Exhibit A hereto, which amendment will provide that the amount of the docking fee payable to Louisiana Downs thereunder will be $125,000 per month, payable on the first day of every calendar month for a period of 84 consecutive calendar months beginning on October 1, 1998, and providing that the amount payable thereunder will be payable regardless of whether the Grand Palais Riverboat remains docked at the Lake Charles, Louisiana facility; and (ii) to deliver to Seller (or its designees) at Closing, a warrant or warrants to purchase 500,000 shares of the Company's common stock, in the form of Exhibit B hereto.

     3. Consents and Closing Date. The parties hereby agree to use their commercially reasonable efforts to obtain any consents and approvals (including governmental and regulatory approvals) that may be required in order to consummate the transactions described in this Agreement. The closing of the purchase and sale of the Seller's Interests (the "Closing") shall occur on a date specified by Purchaser on no less than three (3) business days' advance notice to Seller (the "Closing Date").

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     4. Admission to Partnership and LLC. The parties agree that from and after the Closing Date, Purchaser or its designee shall be admitted to the Partnership as a General Partner and to the LLC as a member in respect of the Seller's Interests, and Seller's interests in each of the Partnership and the LLC shall terminate. Effective as of the Closing Date, Purchaser hereby accepts the assignment of the Seller's Interests and assumes all liabilities of a General Partner of the Partnership and of a member of the LLC in respect of the Seller's Interests, which acceptance and assumption shall be confirmed by the delivery at Closing of appropriate documentation executed by Purchaser. In accordance with such admissions, the Partnership shall amend the Partnership Agreement to reflect the respective Partnership Interests of the Partners subsequent to the Closing, and the LLC shall amend its Operating Agreement to reflect the respective membership interests of the members of the LLC subsequent to the Closing. CSNO hereby agrees to cause to be filed with the Louisiana Secretary of State, on the Closing Date or the next succeeding business day, an Amended and Restated Certificate of General Partnership, together with Amended and Restated Articles of Organization of the LLC, reflecting the transfer of Seller's Interests.

     5. Representations and Warranties. Each of CSNO and Purchaser represents and warrants to Seller, and Seller represents and warrants to each of CSNO and Purchaser, as follows:

     Such party has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such party of this Agreement have been duly and validly approved by such party and no other actions or proceedings on the part of such party are necessary to authorize the execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby. Such party has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. Such party has not retained, and no amounts shall be owing by reason of the execution, delivery or performance of this Agreement to, any broker or similar agent. Such party is fully aware of the business, affairs and business prospects of the Partnership and the LLC, and has been afforded full and complete access to the records and personnel of the Partnership and the LLC for the purpose of making its decision whether or not to

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enter into this Agreement and consummate the transactions contemplated hereby.

     Seller further represents and warrants to each of CSNO and Purchaser that
(i) it is the record and beneficial owner of Seller's Interests, free and clear of any lien, claim, option, call, right of first refusal, charge, encumbrance, restriction on transfer (other than any restriction under the Securities Act of 1933, as amended, state securities or "blue sky" laws, Louisiana laws and regulations relating to the conduct of the gaming business of the Partnership and the LLC and any right that may be held by CSNO) or other right of any other party, and (ii) to the best of Seller's knowledge, no consents other than (A) the consents of the Louisiana Gaming Control Board and the Louisiana State Police Riverboat Gaming Enforcement Division, (B) consents required under financing arrangements to which the Partnership is a party and which will be obtained by CSNO prior to the Closing Date if such financing arrangements are to remain in place as of the Closing Date, and (C) depending on the date of the Closing Date, approval of the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, are required for the consummation by Seller of the transactions contemplated hereby. Seller agrees not to invoke the provisions of Sections 10.2 or 10.3 of the Partnership Agreement prior to the Closing Date or the termination of this Agreement.

     6. Conditions Precedent to Purchaser's and Seller's Obligations; Liquidated Damages. The respective obligations of each of Purchaser and Seller at the Closing are not subject to the fulfillment of any conditions precedent whatsoever, other than: (a) the representations and warranties of the other party contained herein shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date, in each case in all material respects; and (b) the parties shall have executed and delivered any and all documentation in form and substance reasonably acceptable to the parties conveying to Purchaser all of the right, title and interest of Seller in and to the Seller's Interests.

     Notwithstanding the foregoing, in the event that, notwithstanding the fulfillment of all conditions precedent on the part of Seller as described in
Section 6 above, Purchaser fails to consummate the transactions contemplated hereby prior to the date of termination of this Agreement (as the same may be extended) as set forth below, the sole remedy of Seller relating to such failure to close shall be the foreclosure by Seller on the Collateral (as described in the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement")), which foreclosure shall constitute liquidated damages to Seller resulting from Purchaser's failure to consummate the transactions contemplated hereby; and provided, further, that in the event that Purchaser's

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failure to consummate the transactions contemplated hereby shall result solely from the failure to obtain consents or approvals that may be required from the Louisiana Gaming Control Board and the Louisiana State Police Riverboat Gaming Enforcement Division, or otherwise under Louisiana law, then Seller shall only be entitled to foreclose on that portion of the Collateral as described in the Escrow Agreement.

     7. Allocation of Taxable Income and Tax Losses. CSNO and Seller hereby agree that the distributive share of the Partnership's and the LLC's taxable income and tax losses allocable to the Seller's Interests in accordance with the Partnership Agreement and the Operating Agreement of the LLC shall be allocated to Seller to but not including the Closing Date, and from and including the Closing Date, to Purchaser. Accordingly, Seller's share of all distributions made by the Partnership and the LLC relating to the period from and after the Closing Date shall be made to Purchaser. The Partnership and the LLC shall report the taxable income and tax losses of the Partnership and the LLC in respect of the Seller's Interests. Except as set forth in the last sentence of
Section 10 below, nothing in this Agreement shall obligate CSNO to cause the Partnership to make any distributions to Seller prior to or on the Closing Date, and upon the Closing Date Seller shall be deemed to have waived any interest in any distributions that are made after the Closing Date.

     8. Publicity. The parties shall cooperate with one another in connection with the issuance and content of any press releases or similar public comment regarding the execution of this Agreement or the subject matter hereof, it being understood that the parties are free to make any disclosures that are, in their judgment, required by law.

     9. Non-Competition Provisions. In the event that the purchase and sale of Seller's Interests is consummated as provided herein, then from and after the Closing Date, all obligations and agreements of the parties purporting to restrict the parties' and their affiliates' rights to compete with one another and their affiliates shall be null and void, with the effect that any and all documents and agreements containing any such obligations shall be deemed to be amended so as to remove such restrictions. The parties agree that from and after the Closing Date, the parties and their affiliates may compete with one another without restriction.

     10. Termination. This Agreement shall terminate unless Purchaser shall have caused the Collateral to be delivered to the Escrowee on or prior to July 10, 1996, in accordance with Section 1 of the Escrow Agreement. This Agreement may be terminated by the mutual agreement of the parties, expressed in writing. In

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addition, in the event that the Seller's Interests have not been purchased by
Purchaser prior to October 1, 1996, notwithstanding Purchaser's willingness to purchase the Seller's Interests pursuant hereto, this Agreement shall terminate; provided, that Purchaser shall have the right, in its sole discretion, to extend the date appearing in this Section 9 until November 1, 1996, and again (if previously so extended) until December 1, 1996, by delivering to Seller written notice of its election to so extend such date not less than two (2) days prior to October 1, 1996 or November 1, 1996, as the case may be. If Purchaser so elects to extend such date, then with respect to any calendar month (or portion thereof) between October 1, 1996 and the Closing Date, LRSD shall receive, as a distribution, its share of the net income of LRGP (including accrued interest income accruing after October 1, 1996) for such month or portion thereof, which distribution shall be accompanied by a statement of the Chief Financial Officer of Casino America setting forth such net income, and which shall be paid within 20 days of the end of each calendar month or portion thereof. Louisiana Downs shall additionally be entitled to all payments required to be paid to it under the Docking Agreement in effect between Grand Palais Riverboat, Inc. and Louisiana Downs, Inc. with respect to such month, such payments to be determined as if the Grand Palais Riverboat had commenced operations on June 1, 1996.

     11. Notices. All notices given hereunder shall be in writing and shall be deemed properly given if delivered in person or if sent by overnight courier, by certified or registered mail or by facsimile transmission, to the following addresses (or to such other addresses as either party may subsequently designate):

     If to CSNO or Purchaser:  CSNO, Inc.
                               c/o Casino America, Inc.
                               711 Washington Loop
                               Biloxi, Mississippi 39530
                               Facsimile:  (601) 436-4072
                               Attn:   John A. Gallaway
                                       President

                               with copies to:

                               Allan B. Solomon, Esq.
                               General Counsel
                               Casino America, Inc.
                               2200 Corporate Blvd., N.W.,
                               Suite 310
                               Boca Raton, Florida 33431
                               Facsimile:  (407) 995-6665

                                  and

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                               Paul W. Theiss, Esq.
                               Mayer, Brown & Platt
                               190 South LaSalle Street
                               Suite 3100
                               Chicago, Illinois 60603
                               Facsimile: (312) 701-7711

     If to Seller:             Louisiana River Site Development,
                                 Inc.
                               c/o The DeBartolo Corporation
                               7620 Market Street
                               Youngstown, Ohio 44512
                               Attn:  Edward J. DeBartolo, Jr.
                               Facsimile:  (216) 726-3721

                               with a copy to:

                               Louisiana River Site Development,
                                 Inc.
                               c/o The DeBartolo Corporation
                               7620 Market Street
                               Youngstown, Ohio 44512
                               Attn:  Arthur D. Wolfcale, Esq.
                               Facsimile:  (216) 726-3721


     12. Further Assurances; Releases. Seller, at its sole cost and expense, upon the request of CSNO or Purchaser, shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to be done by Seller to effectuate and confirm the assignment of the Seller's Interests. In addition, at Closing the parties shall deliver to one another mutual and general releases relating to their activities as partners in LRGP and with respect to the Calcasieu Joint Operating Agreement in effect among the parties. Upon execution hereof, CSNO shall cause Casino America, Inc. to enter into an Amendment to Termination and Limited Participation Agreement in the form of Exhibit D hereto.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day first written above.

CSNO, INC.:                          SELLER:

CSNO, Inc.                           LOUISIANA RIVER SITE
  a Louisiana corporation            DEVELOPMENT, INC., a Louisiana
                                     corporation


By:                                  By:
   ------------------------             ---------------------------
Its:                                 Its:
    -----------------------              --------------------------


LRGP Holdings, Inc.,
  as Purchaser


By:
   ------------------------

Title:
      ---------------------


The undersigned, as the parent corporations of the parties hereto, hereby execute this Agreement for the sole purpose of guaranteeing the performance of their respective subsidiaries of the obligations of such entities under this Agreement (and, in the case of Casino America, the obligations of Grand Palais Riverboat, Inc. under any Amended and Restated Docking Agreement that may be executed at Closing):


Casino America, Inc.,                Louisiana Downs, Inc.,
  a Delaware corporation               a Louisiana corporation


By:                                  By:
   ------------------------             ---------------------------

Title:                               Title:
      ---------------------                ------------------------

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The undersigned hereby executes this Agreement for the sole purpose of acknowledging the receipt of sufficient consideration for the execution and delivery of the Amended and Restated Docking Agreement.

Grand Palais Riverboat, Inc.,
  a Louisiana corporation

By:
   ------------------------

Title:
      ---------------------

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